PIZZA  INN,  Inc.
November  22,  2005
Page  2





WELLS FARGO
November 22, 2005

Pizza  Inn,  Inc.
3551  Plano  Parkway
The  Colony,  Texas  75056
Attention:  Shawn  M.  Preator,  Chief  Financial  Officer

Re:     Third  Amended and Restated Loan Agreement dated as of January 22, 2003, by  and  between  PIZZA  INN,  INC.  ("Borrower") and WELLS FARGO BANK, NATIONAL
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ASSOCIATION  ("Lender"),  as  amended  by  First  Amendment to Third Amended and
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Restated  Loan  Agreement  effective  as  of March 28, 2004, Second Amendment to
Third Amended and Restated Loan Agreement effective as of December 26, 2004, and Third Amendment to Third Amended and Restated Loan Agreement effective as of June 26, 2005 (said loan agreement as so amended is herein called the "Loan
                                                                            ----
Agreement").  All  terms used herein and not otherwise defined herein shall have
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the  meanings  given  to  them  in  the  Loan  Agreement.

     This letter serves as notice to Borrower that Lender is in receipt of Borrower's letter dated as of October 18, 2005 (the "Letter"), in which Borrower
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acknowledges  its  default in the performance and/or observance of two financial covenants in the Loan Agreement, each constituting an Event of Default under the Loan Agreement. In the Letter, Borrower acknowledges the following two Events of Default: (a) its failure to maintain a Fixed Charge Coverage Ratio greater than 0.90% for the period from Closing through November 30, 2005 in accordance with Section 12.1 of the Loan Agreement, and (b) its sustaining an aggregate net
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loss in excess of $200,000.0 for the fiscal quarter ending September 30, 2005 in accordance with Section 12.3 of the Loan Agreement (collectively, the "Specified
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Events  of  Default").
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As  a  result  of  the  Specified Events of Default, Lender has no obligation to advance additional funds to Borrower. Notwithstanding the foregoing, so long as no default or Event of Default (other than the Specified Events of Default) occurs under the Loan Documents, Lender agrees to continue to make Revolving
Credit Loans to Borrower in accordance with the terms of the Loan Agreement provided that the aggregate principal amount of all such Revolving Credit Loans does not exceed $3,000,000.00 at any one time.

Furthermore, this letter is to inform you that effective October 1, 2005, the LIBOR Rate Margin is increased to 3.75% and the Prime Rate Margin is increased to 1.75% based upon the Funded Debt Ratio being in excess of 5.50 to 1.

Please be advised that the notice given hereby is being made pursuant to the terms and provisions of the Loan Documents and is not intended to and does not constitute a waiver of any of the rights or remedies which Lender may have pursuant to the Loan Documents. No failure to exercise and no delay in exercising, on the part of Lender shall operate as a waiver of any rights which Lender may have pursuant to the terms of the Loan Documents. Further, any reference by the Lender of any defaults mentioned herein shall in no way constitute, or be construed to be, a waiver of any other default which may now exist or hereafter arise under the Loan Documents.

Notwithstanding any previous actions or inactions by the Lender to the contrary, if any, you are hereby notified that Lender requires a strict compliance with the terms and conditions of the Loan Documents and Lender does not in any manner waive any rights or remedies available against Borrower pursuant to the Loan
Agreement,  the  other  Loan  Documents  or  applicable  law.

Please be advised that no statement contained in this letter or any other communication between Lender and Borrower shall be deemed a waiver of any default then existing under the terms of the Loan Agreement or any other Loan Document. Lender expressly reserves any rights, privileges and remedies available to it under the Loan Agreement and the other Loan Documents in connection with any default referenced above, and no failure to exercise and no delay on the part of Lender in exercising any right under the Loan Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof, or the exercise of any other right. No waiver of any provision of the Loan Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance to which it relates and for the purpose for which it is given. The rights provided for in the Loan Agreement and the other Loan Documents are cumulative and not intended to be exclusive of any other right given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                            Very  truly  yours,

                            WELLS  FARGO  BANK,  NATIONAL  ASSOCIATION


                        By: /s/ Jay W. Denny
                      Name:     Jay W. Denny
                     Title:     Senior Vice President